David A Gillmoure                               ROYAL BANK OF CANADA
Senior Account Manager                          Industrial Products Group
                                                Ontario Commercial Markets
                                                6880 Financial Drive, 2nd Floor
                                                Mississauga, Ontario L5N 7Y5
                                                Tel : (905) 286-7248
                                                Fax : (905) 286-7262


June 10, 2005

Private and Confidential

Pneutech Inc.
5995 Avebury Road, Suite 704
Mississauga, Ontario
L5R 3P9

Attention: Clifford M. Rhee, President and CEO

Dear Sirs/Mesdames:

We are pleased to offer the credit facilities described below (the "Credit Facilities") , subject to the following terms and conditions.

DEFINITIONS AND SCHEDULES
The attached schedules are incorporated into this agreement by reference. Schedule "A" contains definitions of capitalized terms used and not otherwise defined in this agreement. Unless otherwise provided, all dollar amounts are in Canadian currency and accounting terms are to be interpreted in accordance with GAAP.

BORROWERS

Borrower (1)               Pneutech Inc. ("Pneutech"), Rousseau Controls Inc.
                           and Hydramen Fluid Power Limited, jointly and severally

Borrower (2)               Pneutech

Borrower (3)               Rousseau Controls Inc.

Borrower (4)               Hydramen Fluid Power Limited

(Pneutech, Rousseau Controls Inc. and Hydramen Fluid Power Limited are hereinafter individually each referred to as a "Borrower" and collectively referred to as the "Borrowers")

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The Bank is authorized and directed by the Borrowers to advance Borrowings under
Facility (1) as described in the Credit Facilities section below to or for the account of Pneutech at any time and from time to time and the Borrowers agree that the Borrowers shall be jointly and severally liable for all Borrowings under Facility (1) and other obligations incurred by the Borrowers or any one of them to the Bank under or in connection with Facility (1).

LENDER
Royal Bank of Canada                (the "Bank")

CREDIT FACILITIES
Borrower (1)

Facility (1):  $15,000,000 revolving  facility, by way of:

      (a)   RBP based loans ("RBP Loans");

      (b)   RBUSBR based loans in US currency ("RBUSBR Loans");

      (c)   Bankers' Acceptances ("BAs");

      (d)   Libor based loans in ("Libor Loans");

      (e)   Letters of Credit ("LCs");

      (f)   Letters of Guarantee ("LGs").

LEASE FACILITIES
Borrower (2)
Facility (2):     $750,000 revolving lease line of credit, by way of Leases.

Borrower (3)
Facility (3):     $750,000 revolving lease line of credit, by way of Leases.

Borrower (4)
Facility (4):     $750,000 revolving lease line of credit, by way of Leases.

The aggregate of Facilities (2), (3) and (4) shall not exceed $750,000 at any time.

Leases will be governed by this agreement and separate agreements between the Borrowers and the Bank. In the event of a conflict between this agreement and a separate agreement, the terms of the separate agreement will govern.

Each use of the Credit Facilities is a "Borrowing" and all such usages outstanding at any time are "Borrowings". Schedule "B" contains notice provisions applicable to Borrowings that must be complied with. Schedule "C" contains terms and conditions applicable to Borrowings made otherwise than by way of RBP Loans or RBUSBR Loans which must be complied with.

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FEF CONTRACTS
At the request of Pneutech or Borrower (3), the Bank may enter into Foreign Exchange Forward Contracts ("FEF Contracts") with such Borrower from time to time. The Bank makes no commitment to enter into any FEF Contract and may at any time in its sole discretion decline to enter into any FEF Contract. FEF Contracts will be governed by the terms and conditions set forth in the FEF Contracts Schedule attached hereto.

TERMS OF OTHER FACILITIES
The Credit Facilities and the Lease Facilities are in addition to corporate VISA to a maximum amount of $150,000 which is governed by this agreement and separate agreements between Pneutech and the Bank and corporate Visa to a maximum of $100,000 which is governed by this agreement and separate agreements between Borrower (3) and the Bank. In the event of conflict between this agreement and any separate agreement delivered in connection with any such other facilities, the terms of such separate agreement shall govern.

PURPOSE

Facility (1)
Initially to repay obligations of Pneutech to HSBC Bank Canada, to refinance the obligations of Borrowers (3) and (4) to the Bank and subsequently to finance general operating requirements.


Facilities (2), (3) and (4)
Finance the acquisition of equipment.

AVAILABILITY

Facility (1)
Pneutech may borrow, convert, repay and reborrow up to the amount of this revolving facility, provided:

      (a) the aggregate Borrowings outstanding under this facility (including, without limitation, all LCs and LGs) must not exceed at any time the aggregate of the following, less Potential Prior-Ranking Claims (the "Borrowing Limit"):

            (i)   75% of Good Domestic Accounts Receivable;

            (ii) to a maximum of $500,000, 75% of Thomas Equipment Receivables; and

            (iii) 50% of the lesser of cost or net realizable value of
                  Unencumbered Inventory;

      (b) an Event of Default shall not have occurred and be continuing at the time of any Borrowing;

      (c) the proceeds of the initial Borrowing under this facility must be utilized to:

            (i)   repay all obligations of Pneutech to HSBC Bank Canada;

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            (ii)  repay all obligations of Borrower (3) under the credit facilities described in the Rousseau Letter Agreement and all obligations of Borrower (4) under the credit facilities described in the Hydramen Letter Agreement and such credit facilities are immediately then cancelled, provided that if there are any unmatured BAs outstanding under such credit facilities at the time of the initial Borrowing under this facility, the amount available under this facility shall be reduced by an amount equal to the face amount of all such unmatured BAs and upon maturity of such BAs, a Borrowing will be advanced under this facility to repay the obligations of Borrower (3) and/or Borrower (4) under any such BAs.


Facility (2)
Pneutech may borrow, repay and reborrow up to the amount of this facility, provided:

      (a) this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand;

      (b) the determination by the Bank as to whether it will enter into any Lease will be entirely at its sole discretion;

      (c)   the term of any Lease shall not exceed 5 years; and

      (d) the aggregate amount of all Leases outstanding under this facility plus the aggregate amount of all Leases outstanding under Facilities
            (3) and (4) must not exceed the amount of this facility at any time.


Facility (3)
Borrower (3) may borrow, repay and reborrow up to the amount of this facility, provided:

      (a) this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand;

      (b) the determination by the Bank as to whether it will enter into any Lease will be entirely at its sole discretion;

      (c)   the term of any Lease shall not exceed 5 years; and

      (d) the aggregate amount of all Leases outstanding under this facility plus the aggregate amount of all Leases outstanding under Facilities
            (2) and (4) must not exceed the amount of this facility at any time.

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Facility (4)
Borrower (4) may borrow, repay and reborrow up to the amount of this facility, provided:

      (a) this facility is made available at the sole discretion of the Bank and the Bank may cancel or restrict availability of any unutilized portion of this facility at any time and from time to time without notice or demand;

      (b) the determination by the Bank as to whether it will enter into any Lease will be entirely at its sole discretion;

      (c)   the term of any Lease shall not exceed 5 years; and

      (d) the aggregate amount of all Leases outstanding under this facility plus the aggregate amount of all Leases outstanding under Facilities
            (2) and (3) must not exceed the amount of this facility at any time.

REPAYMENT

Facility (1)
Borrowings under this facility are expected to revolve with operating requirements.

Borrowings under this facility shall be repayable in full on March 30, 2006.

INTEREST RATES AND FEES
Facility (1)
RBP Loans:           RBP plus .25% per annum.
RBUSBR Loans:        RBUSBR plus .25% per annum.
BAs:                 acceptance fee of 1.5% per annum.
Libor Loans:         Libor plus 1.5% per annum.
LCs:                 fee to be quoted by the Bank at the time of issue of
                     each LC.
LGs:                 fee to be quoted by the Bank at the time of issue of
                     each LG, subject to a minimum fee of $100 in the currency of issue.

Arrangement Fee
An arrangement fee of $37,500 is payable by Borrower (1), $12,500 of which is payable upon issuance of this agreement and the remaining $25,000 of which is payable upon satisfaction of the conditions set forth in the Conditions Precedent section herein. This fee is non-refundable and is deemed to be earned by the Bank upon acceptance of this agreement, to compensate for time, effort and expense incurred by the Bank in approving these facilities.


Revolvement Fee
An administration fee of $400 per month, for revolving RBP Loans and RBUSBR Loans under Facility (1) is payable by Borrower (1) monthly in arrears on such date as the Bank may determine.

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Monitoring Fee
An administration fee of $500 per month, for margining advances against accounts receivable and inventory under Facility (1) is payable by Borrower (1) monthly in arrears on such date as the Bank may determine.

CALCULATION AND PAYMENT OF INTEREST AND FEES

RBP Loans and RBUSBR Loans
Borrower (1) shall pay interest on each RBP Loan and RBUSBR Loan monthly in arrears, on the 26th day of each month or such other day as may be agreed to between Borrower (1) and the Bank. Such interest will be calculated monthly and will accrue daily on the basis of the actual number of days elapsed and a year of 365 days. Interest on RBUSBR Loans shall be paid in US currency.


LC Fees
Borrower (1) shall pay an LC fee on the date of any payment made by the Bank pursuant to a drawing under any LC calculated on the amount drawn, based upon the number of days the LC was outstanding and a year of 365 days. If the total amount available under any LC has not been drawn prior to the expiry of such LC, Borrower (1) shall pay an LC fee calculated on the undrawn portion of such LC on the expiry date thereof, based upon the number of days the LC was outstanding and a year of 365 days. Fees for LCs issued in US currency shall be paid in US currency.


LG Fees
Borrower (1) shall pay an LG fee on the date of issuance of any LG calculated on the face amount of the LG issued and based on the number of days in the term thereof and a year of 365 days. Fees for LGs issued in US currency shall be paid in US currency.


BAs
Borrower (1) shall pay an acceptance fee in advance on the date of issue of each BA at the applicable rate provided for in this agreement. Acceptance fees shall be calculated on the face amount of the BA issued and based upon the number of days in the term thereof and a year of 365 days.


Libor Loans
Borrower (1) shall pay interest on each Libor Loan, on each Libor Interest Date, calculated in arrears. Such interest will accrue daily on the basis of the actual number of days elapsed and a year of 360 days.


Limit on Interest
Borrower (1) shall not be obligated to pay any interest, fees or costs under or in connection with this agreement in excess of what is permitted by law.

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Overdue Payments
Any amount that is not paid when due hereunder shall, unless interest is otherwise payable in respect thereof in accordance with the terms of this agreement or the instrument or contract governing same, bear interest until paid at the rate of RBP plus 5% per annum or, in the case of an amount in US currency, RBUSBR plus 5% per annum.


Equivalent Yearly Rates
The annual rates of interest or fees to which the rates calculated in accordance with this agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365 or, in the case of Libor Loans, divided by 360.


Time and Place of Payment
Amounts payable by Borrower (1) hereunder shall be paid at the Branch of Account in the applicable currency. Amounts due on a day other than a Business Day shall be deemed to be due on the Business Day next following such day. Interest and fees payable under this agreement are payable both before and after any or all of default, maturity date, demand and judgement.

EXCHANGE RATE FLUCTUATIONS
If, for any reason, the amount of Borrowings outstanding under any facility, when converted to the Equivalent Amount in Canadian currency, exceeds the amount available under such facility, Borrower (1) shall immediately repay such excess or shall secure such excess to the satisfaction of the Bank.

INCREASED COSTS
Borrower (1) shall reimburse the Bank for any additional cost or reduction in income arising as a result of (i) the imposition of, or increase in, taxes on payments due to the Bank hereunder (other than taxes on the overall net income of the Bank), (ii) the imposition of, or increase in, any reserve or other similar requirement, (iii) the imposition of, or change in, any other condition affecting the Credit Facilities imposed by any Applicable Law or the interpretation thereof.

EVIDENCE OF INDEBTEDNESS
The Bank shall open and maintain at the Branch of Account accounts and records evidencing the Borrowings made available to Pneutech by the Bank under this agreement. The Bank shall record the principal amount of each Borrowing, the payment of principal and interest and all other amounts becoming due to the Bank under this agreement.

The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of Borrower (1) to the Bank pursuant to this agreement.

Each of the Borrowers authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, any bank account of such Borrower for all amounts payable by the Borrowers to the Bank pursuant to this agreement.

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GENERAL ACCOUNTS
Pneutech shall establish current accounts with the Bank in each of Canadian currency and US currency (each a "General Account") for the conduct of Pneutech's day to day banking business. If the balance in a General Account:

      (a) is a credit, the Bank may apply, at any time in its discretion, the amount of such credit or part thereof, rounded to the nearest $10,000 in Canadian currency or US currency, as applicable, as a repayment of Borrowings outstanding by way of RBP Loans or RBUSBR Loans, as applicable, under Facility (1), or

      (b) is a debit, the Bank may, subject to availability, make available a Borrowing by way of an RBP Loan or RBUSBR Loan, as applicable, under Facility (1) in an amount, rounded to the nearest $10,000 in Canadian currency or US currency, as applicable, as is required to place the General Account at not less than a zero balance.

CONDITIONS PRECEDENT
The availability of any Borrowing and/or any Leases is conditional upon the receipt of:

      (a)   a duly executed copy of this agreement;

      (b) the security provided for herein, in form and substance satisfactory to the Bank, registered as required to perfect and maintain the security created thereby and such certificates, authorizations, resolutions and legal opinions as the Bank may reasonably require;

      (c) confirmation, satisfactory to the Bank, that Pneutech has paid or made arrangements to cancel and pay concurrently with the execution of this agreement, all outstanding indebtedness under any other credit facilities with HSBC Bank Canada and all security to be granted in favour of the Bank hereunder shall result in the Bank having a first ranking security interest in all present and after acquired personal property of Pneutech;

      (d) company prepared consolidated financial statement for Pneutech for fiscal quarter ending April 30, 2005, satisfactory to the Bank; and

      (e) such financial and other information or documents relating to the Borrowers or Guarantor as the Bank may reasonably require.

The availability of any Leases is further conditional upon the receipt of such documentation as required by the Bank in respect of any Lease Facilities and any Leases or either of them, in form and substance satisfactory to the Bank.

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SECURITY
Security for the Borrowings and all other obligations of the Borrowers to the Bank, including without limitation any amounts owing under any Leases, shall include:

      (a) Guarantee and postponement of claim on the Bank's form 812 in the amount of $15,000,000 signed by Thomas Equipment, Inc., subject to the Interlender Agreement (defined below);

      (b) Postponement and assignment of claim on the Bank's form 918 signed by Thomas Equipment, Inc. in respect of liabilities of Pneutech to Thomas Equipment, Inc.; and

      (c) Postponement and assignment of claim on the Bank's form 918 signed by Thomas Equipment, Inc. in respect of liabilities of Borrower (3) to Thomas Equipment, Inc.;

      (d) Interlender/priority agreement between the Bank and Laurus Master Fund, Ltd., or any other secured lender providing financing to the Borrowers or the Guarantor (the "Interlender Agreement");

      (e) General security agreement on the Bank's form 924 signed by Pneutech constituting a first ranking security interest in all personal property of Pneutech, subject to the Interlender Agreement;

      (f)   General security agreement on the Bank's form 924 signed by Borrower
            (3) constituting a first ranking security interest in all personal property of Borrower (3), subject to the Interlender Agreement;

      (g)   General security agreement on the Bank's form 924 signed by Borrower
            (4) constituting a first ranking security interest in all personal property of Borrower (4), subject to the Interlender Agreement;

      (h) Deed of movable hypothec (general) on the Bank's form 895 in the amount of $20,000,000 signed by Pneutech constituting a first charge on the universality of movable property of Pneutech, subject to the Interlender Agreement;

      (i) Deed of movable hypothec (general) on the Bank's form 895 in the amount of $20,000,000 signed by Borrower (3) constituting a first charge on the universality of movable property of Borrower (3), subject to the Interlender Agreement; and

      (j) Certified copy of insurance policy, evidencing fire and other perils coverage on all assets of the Borrowers, with loss payable to the Bank as its interest may appear.

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REPRESENTATIONS AND WARRANTIES
Each of the Borrowers represents and warrants to the Bank that:

      (a) it is a corporation duly incorporated, validly existing and duly registered or qualified to carry on business in the Province of Ontario;

      (b) the execution, delivery and performance by it of this agreement have been duly authorized by all necessary actions and do not violate its constating documents or any Applicable Laws or agreements to which it is subject or by which it is bound;

      (c) its most recent financial statements, and in the case of Pneutech, its most recent consolidated financial statements, provided to the Bank fairly present its financial position as of the date thereof and its results of operations and cash flows for the fiscal period covered thereby, and since the date of such financial statements, there has occurred no material adverse change in its business or financial condition;

      (d) there is no claim, action, prosecution or other proceeding of any kind pending or threatened against it or any of its assets or properties before any court or administrative agency which relates to any non-compliance with any Environmental Law or any Release from its lands of a Contaminant into the natural environment or which, if adversely determined, might have a material adverse effect upon its financial condition or operations or its ability to perform its obligations under this agreement or any of the Bank's security, and there are no circumstances of which it is aware which might give rise to any such proceeding which it has not fully disclosed to the Bank;

      (e) it has good and marketable title to all of its properties and assets, free and clear of any encumbrances, other than as may be provided for herein;

      (f) it is in compliance in all material respects with all Applicable Laws including, without limitation, all Environmental Laws;

      (g) it possesses all licenses, patents, trade marks, service marks and copyrights, free from material restrictions, that are necessary for the ownership, maintenance and operation of its assets and businesses and it is not in violation of any rights of others with respect to any of the foregoing;

      (h) no event has occurred which constitutes, or which, with notice, lapse of time, or both, would constitute, an Event of Default; and

      (i) it has filed all material tax returns which were required to be filed by it, paid or made provision for payment of all taxes and Potential Prior-Ranking Claims (including interest and penalties) which are due and payable, and provided adequate reserves for payment of any tax, the payment of which is being contested.

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REPORTING COVENANTS
Each of the Borrowers covenants and agrees with the Bank, while this agreement is in effect, to provide the Bank with:

      (a) monthly Borrowing Limit Certificate, substantially in the form of Schedule "D", signed on behalf of Pneutech, within 45 days of each month end and such certificate shall be deemed to be validly signed on behalf of, and binding upon, Pneutech;

      (b) quarterly unaudited consolidated financial statements for Pneutech, with comparisons to budget, within 50 days of each fiscal quarter end;

      (c) quarterly Compliance Certificate, substantially in the form of Schedule "E" signed by an authorized signing officer of Pneutech, within 50 days of each fiscal quarter end, certifying compliance with this agreement including the financial covenants set forth below;

      (d) annual audited consolidated and unit financial statements for Pneutech, within 120 days of each fiscal year end;

      (e) annual audited unit financial statements for each of Borrower (3) and Borrower (4), within 120 days of each fiscal year end; and

      (f) such other financial and operating statements and reports as and when the Bank may reasonably require.

GENERAL COVENANTS
Each of the Borrowers covenants and agrees with the Bank, while this agreement is in effect:

      (a)   to pay all sums of money when due by it under this agreement;

      (b) to provide the Bank with prompt written notice of any event which constitutes, or which, with notice, lapse of time, or both, would constitute an Event of Default;

      (c) to give the Bank 30 days prior written notice of any intended change in the ownership of its shares and not to consent to or facilitate a change in the ownership of its shares without the prior written consent of the Bank;

      (d) to keep its assets fully insured against such perils and in such manner as would be customarily insured by Persons carrying on a similar business or owning similar assets;

      (e) to file all material tax returns which are to be filed by it from time to time, to pay or make provision for payment of all taxes (including interest and penalties) and Potential Prior-Ranking Claims when due, and to provide adequate reserves for the payment of any tax, the payment of which is being contested;

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      (f)   to comply in all material respects with all Applicable Laws including, without limitation, all Environmental Laws;

      (g) not to, without the prior written consent of the Bank, grant, create, assume or suffer to exist any mortgage, charge, lien, pledge, security interest or other encumbrance affecting any of its properties, assets or other rights;

      (h) not to, without the prior written consent of the Bank, sell, transfer, convey, lease or otherwise dispose of any of its properties or assets other than in the ordinary course of business and on commercially reasonable terms;

      (i) not to, without the prior written consent of the Bank, guarantee or otherwise provide for, on a direct, indirect or contingent basis, the payment of any monies or performance of any obligations by any other Person, except as may be provided for herein;

      (j) not to, without the prior written consent of the Bank, merge, amalgamate, or otherwise enter into any other form of business combination with any other Person;

      (k) to provide the Bank with prompt written notice of any non-compliance by it with any Environmental Laws or any Release from its land of a Contaminant into the natural environment and to indemnify and save harmless the Bank from all liability or loss as a result of an Environmental Activity or any non-compliance with any Environmental Law; and

      (l) to permit the Bank or its representatives, from time to time, to visit and inspect its premises, properties and assets and examine and obtain copies of its records or other information and discuss its affairs with its auditors, counsel and other professional advisers.

FINANCIAL COVENANTS
Pneutech covenants and agrees with the Bank, while any availability exists or any Borrowings remain outstanding under any Credit Facility, which is a term facility or while any amounts remain outstanding under any Lease:

      (a) to maintain on a consolidated basis, to be measured as at the end of each fiscal quarter:

            (i) a ratio of Funded Debt to EBITDA, calculated on a rolling 4 quarters basis for the fiscal quarter then ended and the immediately preceding 3 fiscal quarters, of not greater than 4.0:1;

            (ii) a ratio of Total Liabilities to Tangible Net Worth of not greater than 2.5:1.

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Nothing contained in the foregoing Covenants sections shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement.

EVENTS OF DEFAULT
Without limiting any other rights of the Bank under this agreement, if any one or more of the following events (herein an "Event of Default") has occurred and is continuing:

      (a) the Borrowers fail to pay when due any principal, interest, fees or other amounts due under this agreement;

      (b) any Borrower or the Guarantor breaches any provision of this agreement or any security or other agreement with the Bank or any subsidiary or affiliate of the Bank;

      (c) any Borrower or the Guarantor defaults in the payment of any indebtedness to any Person other than the Bank, or in the performance or observance of any agreement in respect of any such indebtedness where, as a result of such default, the maturity of such indebtedness is or may be accelerated and such default materially and adversely affects the business or the assets of any Borrower or the Guarantor, as the case may be;

      (d) any representation or warranty made or deemed to have been made herein or in any certificate or security provided for herein shall be false or inaccurate in any materially adverse respect;

      (e) there is, in the opinion of the Bank, a material adverse change in the financial condition, operation or ownership of any Borrower or the Guarantor;

      (f) any Borrower or the Guarantor is unable to pay its debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

      (g) any notice of intention is filed or any voluntary or involuntary case or proceeding is filed or commenced for (i) the bankruptcy, liquidation, winding-up, dissolution or suspension of general operations of any Borrower or the Guarantor, or (ii) the composition, re-scheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts of any Borrower or the Guarantor or (iii) the appointment of a trustee, receiver, receiver and manager, liquidator, administrator, custodian or other official for, all or any significant part of the assets of any Borrower or the Guarantor or (iv) the possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or any significant part of the assets of any Borrower or the Guarantor; or

Pneutech Inc., Rousseau Controls Inc. and      14                 June 10, 2005
Hydramen Fluid Power Limited
--------------------------------------------------------------------------------

      (h) any secured creditor, encumbrancer or lienor, or any trustee, receiver, receiver and manager, agent, bailiff or other similar official appointed by or acting for any secured creditor, encumbrancer or lienor, takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over all or any significant part of the assets of any Borrower or the Guarantor or gives notice of its intention to do any of the foregoing, then, in such event, the ability of Pneutech to make further Borrowings under Facility (1) shall immediately terminate and the Bank may, by written notice to the Borrowers, declare the Borrowings outstanding under Facility (1) to be immediately due and payable. Upon receipt of such written notice, the Borrowers shall immediately pay to the Bank all Borrowings outstanding under Facility (1) and all other obligations of the Borrowers to the Bank in connection with Facility (1) including, without limitation, an amount equal to the aggregate of the face amounts of all BAs, LCs and LGs which are unmatured or unexpired, which amount shall be held by the Bank as security for the Borrowers' obligations to the Bank in respect of such instruments or contracts. The Bank may enforce its rights to realize upon its security and retain an amount sufficient to secure the Bank for the Borrowers' obligations to the Bank in respect of such contracts or instruments.

Nothing contained in the foregoing Events of Default section shall limit any right of the Bank under this agreement to terminate or demand payment of, or cancel or restrict availability of any unutilized portion of, any demand or other discretionary facility made available under this agreement.

SUCCESSORS AND ASSIGNS
This agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

The Bank may assign all or part of its rights and obligations under this agreement to any Person. The rights and obligations of the Borrowers under this agreement may not be assigned without the prior written consent of the Bank.

The Bank may disclose to potential or actual assignees confidential information regarding the Borrowers (including, any such information provided by the Borrowers to the Bank) and shall not be liable for any such disclosure.

GENERAL

Expenses
The Borrowers agree to pay all fees (including legal fees), costs and expenses incurred by the Bank in connection with the preparation, negotiation and documentation of this agreement and the security provided for herein and the operation or enforcement of this agreement and the security provided for herein.

Pneutech Inc., Rousseau Controls Inc. and      15                 June 10, 2005
Hydramen Fluid Power Limited
--------------------------------------------------------------------------------

Review
The Bank may conduct periodic reviews of the affairs of the Borrowers, as and when determined by the Bank, for the purpose of evaluating the financial condition of the Borrowers. Each of the Borrowers shall make available to the Bank such financial statements and other information and documentation as the Bank may reasonably require and shall do all things reasonably necessary to facilitate such review by the Bank.

Potential Prior-Ranking Claims
Each of the Borrowers hereby grants its consent (such grant to remain in force as long as this agreement is in effect or any Borrowings and/or Leases are outstanding) to any Person having information relating to any Potential Prior-Ranking Claim arising by any law, statute, regulation or otherwise and including, without limitation, claims by or on behalf of government to release such information to the Bank at any time upon its written request for the purpose of assisting the Bank to evaluate the financial condition of the Borrowers.

Set Off
The Bank is authorized, but not obligated, at any time, to apply any credit balance, whether or not then due, to which any Borrower is entitled on any account in any currency at any branch or office of the Bank in or towards satisfaction of the obligations of the Borrowers due to the Bank under this agreement. The Bank is authorized to use any such credit balance to buy such other currencies as may be necessary to effect such application.

Non-Merger
The provisions of this agreement shall not merge with any security provided to the Bank, but shall continue in full force for the benefit of the parties hereto.

Amendments and Waivers
No amendment or waiver of any provision of this agreement will be effective unless it is in writing signed by the Borrowers and the Bank. No failure or delay, on the part of the Bank, in exercising any right or power hereunder or under any security document shall operate as a waiver thereof. The Guarantor agrees that the amendment or waiver of any provision of this agreement (other than agreements, covenants or representations expressly made by the Guarantor herein, if any) may be made without and does not require the consent or agreement of, or notice to, the Guarantor.

Severability
If any provision of this agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions of this agreement.

Life Insurance Options
Each of the Borrowers acknowledges that Borrowings are not insured under the Bank's Business Loan Insurance Plan.

Pneutech Inc., Rousseau Controls Inc. and      16                 June 10, 2005
Hydramen Fluid Power Limited
--------------------------------------------------------------------------------

Judgement Currency
If for the purpose of obtaining judgement in any court in any jurisdiction with respect to this agreement, it is necessary to convert into the currency of such jurisdiction (the "Judgement Currency") any amount due hereunder in any currency other than the Judgement Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgement is given. For this purpose "rate of exchange" means the rate at which the Bank would, on the relevant date, be prepared to sell a similar amount of such currency in the Toronto foreign exchange market, against the Judgement Currency, in accordance with normal banking procedures.

In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which judgement is given and the date of payment of the amount due, Borrower (1) will, on the date of payment, pay such additional amounts as may be necessary to ensure that the amount paid on such date is the amount in the Judgement Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this agreement in such other currency together with interest at RBP and expenses (including legal fees on a solicitor and client basis). Any additional amount due from Borrower (1) under this section will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this agreement.

Governing Law
This agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and of Canada applicable therein.

Whole Agreement
This agreement, the security and any other written agreement delivered pursuant to or referred to in this agreement constitute the whole and entire agreement between the parties in respect of the Credit Facilities. There are no verbal agreements, undertakings or representations in connection with the Credit Facilities.

Joint and Several
Where more than one Person is liable as Borrower or Guarantor for any obligation under this agreement, then the liability of each such Person for such obligation is joint and several with each other such Person.

Counterpart Execution
This agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together constitute one and the same instrument.

Time
Time shall be of the essence in all provisions of this agreement.

Acceptance
This offer is open for acceptance until June 24, 2005, after which date it will be null and void, unless extended in writing by the Bank.

Pneutech Inc., Rousseau Controls Inc. and      17                 June 10, 2005
Hydramen Fluid Power Limited
--------------------------------------------------------------------------------

Please confirm your acceptance of this agreement by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

Yours truly,

/s/ DAVID A. GILLMOURE

David A. Gillmoure
Senior Account Manager

/lg

We acknowledge and accept the foregoing terms and conditions as of June 15, 2005.

PNEUTECH INC.

By:/s/ CLIFFORD RHEE
   ---------------------------------
Name:  Clifford Rhee
Title: President and CEO

By: /s/ LUIGI LOBASSO
    --------------------------------
Name: Luigi LoBasso
Title: CFO

I/We have authority to bind the corporation.



We acknowledge and accept the foregoing terms and conditions as of June 15, 2005.

ROUSSEAU CONTROLS INC.

By:/s/ CLIFFORD RHEE
   ---------------------------------
Name:  Clifford Rhee
Title: President and CEO

By: /s/ LUIGI LOBASSO
    --------------------------------
Name: Luigi LoBasso
Title: CFO

I/We have authority to bind the corporation.

Pneutech Inc., Rousseau Controls Inc. and      18                 June 10, 2005
Hydramen Fluid Power Limited
--------------------------------------------------------------------------------

We acknowledge and accept the foregoing terms and conditions as of June 15, 2005.

HYDRAMEN FLUID POWER LIMITED

By:/s/ CLIFFORD RHEE
   ---------------------------------
Name:  Clifford Rhee
Title: President and CEO

By: /s/ LUIGI LOBASSO
    --------------------------------
Name: Luigi LoBasso
Title: CFO

I/We have authority to bind the corporation.



We acknowledge and confirm our agreement with the foregoing terms and conditions, as Guarantor, as of June 15, 2005.

THOMAS EQUIPMENT, INC.

By:/s/ CLIFFORD RHEE
   ---------------------------------
Name:  Clifford Rhee
Title: President

By: /s/ LUIGI LOBASSO
    --------------------------------
Name: Luigi LoBasso
Title: CFO

I/We have authority to bind the corporation.

Schedule "A" to the agreement dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada, as the Bank.

                                   DEFINITIONS

For the purpose of this agreement, the following terms and phrases shall have the following meanings:

"Applicable Laws" means, with respect to any Person, property, transaction or event, all present or future Applicable Laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary body or court of competent jurisdiction in any applicable jurisdiction;

"Bankers' Acceptance" or "BA" means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), drawn on the Bank by, and payable to the order of, Pneutech which has been accepted by the Bank;

"Branch of Account" means the branch of the Bank at which Pneutech's accounts are maintained. As at the date of this agreement, the "Branch of Account" is the Bank's branch at 6880 Financial Drive, Mississauga, Ontario;

"Business Day" means a day, excluding Saturday, Sunday and any other day which shall be a legal holiday or a day on which banking institutions are closed in the province of the Branch of Account and, when used in connection with a Libor Loan, means, in addition to the foregoing, a day on which dealings in US currency deposits by and between leading banks in the London Interbank Market may be concluded;

"Contaminant" includes, without limitation, any pollutant, dangerous substance, liquid waste, industrial waste, hazardous material, hazardous substance or contaminant including any of the foregoing as defined in any Environmental Law;

"Domestic Countries Persons" means Persons whose chief operating activities are located in the United States of America or Canada;

"EBITDA" means, for any fiscal period, net income from continuing operations (excluding extraordinary gains or losses) plus, to the extent deducted in determining net income, Interest Expense and income taxes accrued during, and depreciation, depletion and amortization expenses deducted for, the period;

"Environmental Activity" means any activity, event or circumstance in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release into the natural environment, including movement through or in the air, soil, surface water or groundwater;

"Environmental Laws" means all Applicable Laws relating to the environment or occupational health and safety, or any Environmental Activity;

                                       2
--------------------------------------------------------------------------------

"Equity" means the total of share capital, (excluding preferred shares redeemable within one year) contributed surplus and retained earnings;

"Equivalent Amount" means, with respect to an amount of any currency, the amount of any other currency required to purchase that amount of the first mentioned currency through the Bank in Toronto, in accordance with normal banking procedures;

"Funded Debt" means, at any time, all obligations for borrowed money which bears interest or to which interest is imputed plus, without duplication, all obligations for the deferred payment of the purchase of property, all capital lease obligations and all indebtedness secured by purchase money security interests, but excluding Postponed Debt;

"GAAP" means, generally accepted accounting principles in effect from time to time in Canada applied in a consistent manner from period to period;

"Good Accounts Receivable" means accounts receivable of the Borrowers excluding
(i) Thomas Equipment Receivables, (ii) the entire amount of accounts, any portion of which is outstanding more than 90 days after billing date, provided that the under 90 day portion may be included where the over 90 day portion is less than 10% of the amount of accounts, or where the Bank has designated such portion as nevertheless good, and provided that the entire amount of accounts owing by Camoplast Inc. will be excluded where any portion of such accounts is outstanding more than 140 days from billing date, (iii) all amounts due from any affiliate, (iv) bad or doubtful accounts, (v) accounts subject to any security interest or other encumbrance ranking or capable of ranking in priority to the Bank's security, (vi) the amount of all holdbacks, contra accounts or rights of set-off on the part of any account debtor, or (vii) any accounts which the Bank has previously advised to be ineligible;

"Good Domestic Accounts Receivable" means Good Accounts Receivable owing by Domestic Countries Persons;

"Guarantor" means Thomas Equipment, Inc., a Delaware corporation;

"Hydramen Letter Agreement" means a letter agreement dated April 1, 2004 between Hydramen Fluid Power Limited as the borrower and the Bank;

"Interest Determination Date" means, with respect to a Libor Loan, the date which is 2 Business Days before the first day of the Libor Interest Period applicable to such Libor Loan;

"Interest Expense" means, for any fiscal period, the aggregate cost of advances of credit outstanding during that period including, without limitation, interest charges, capitalized interest, the interest component of capital leases, fees payable in respect of letters of credit and letters of guarantee and discounts incurred and fees payable in respect of bankers' acceptances;

"Lease" means an advance of credit by the Bank to any Borrower by way of an equipment lease, a conditional sales contract, or pursuant to an Interim Funding Agreement or an Agency Agreement, in each case issued to the Borrower by the leasing division of the Bank;

                                       3
--------------------------------------------------------------------------------

"Letter of Credit" or "LC" means a documentary credit issued by the Bank on behalf of Pneutech for the purpose of paying suppliers of goods;

"Letter of Guarantee" or "LG" means a documentary credit issued by the Bank on behalf of Pneutech for the purpose of providing security to a third party that Pneutech or a person designated by Pneutech will perform a contractual obligation owed to such third party;

"Libor" means, with respect to each Libor Interest Period applicable to a Libor Loan, the annual rate of interest (rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (1/16th%)), at which the Bank, in accordance with its normal practice, would be prepared to offer deposits to leading banks in the London Interbank Market for delivery on the first day of each of such Libor Interest Period, for a period equal to each such Libor Interest Period, such deposits being in US currency of comparable amounts to be outstanding during such Libor Interest Period, at or about 10:00 a.m. (Toronto time) on the Interest Determination Date;

"Libor Interest Date" means with respect to any Libor Loan, the last day of each Libor Interest Period and, if Pneutech selects a Libor Interest Period for a period longer than 3 months, the Libor Interest Date shall be the date falling every 3 months after the beginning of such Libor Interest Period as well as the last day of such Libor Interest Period;

"Libor Interest Period" means, with respect to any Libor Loan, the initial period (subject to availability) of approximately 1 month (or longer whole multiples of 1 month to and including 6 months as selected by Pneutech and notified to the Bank by written notice) or such shorter or longer period as the Bank in its sole discretion shall make available commencing on the date on which such Libor Loan is made or another method of Borrowing is converted to a Libor Loan, as the case may be, and thereafter, while such Libor Loan is outstanding, each successive period (subject to availability) of 1 month (or longer whole multiples of 1 month to and including 6 months, as selected by Pneutech and notified to the Bank by written notice) commencing on the last day of the immediately preceding Libor Interest Period;

"Person" includes an individual, a partnership, a joint venture, a trust, an unincorporated organization, a company, a corporation, an association, a government or any department or agency thereof, and any other incorporated or unincorporated entity;

"Postponed Debt" means indebtedness that is fully postponed and subordinated, both as to principal and interest, on terms satisfactory to the Bank, to the obligations owing to the Bank hereunder;

"Potential Prior-Ranking Claims" means all amounts owing or required to be paid, where the failure to pay any such amount could give rise to a claim pursuant to any law, statute, regulation or otherwise, which ranks or is capable of ranking in priority to the Bank's security or otherwise in priority to any claim by the Bank for repayment of any amounts owing under this agreement;

"RBP" and "Royal Bank Prime" each means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on commercial loans made in Canadian currency in Canada;

                                       4
--------------------------------------------------------------------------------

"RBUSBR" and "Royal Bank US Base Rate" each means the annual rate of interest announced by the Bank from time to time as a reference rate then in effect for determining interest rates on commercial loans made in US currency in Canada;

"Release" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning;

"Rousseau Letter Agreement" means a letter agreement dated December 10, 2004 between Rousseau Controls Inc. as the borrower and the Bank;

"Tangible Net Worth" means the total of Equity plus Postponed Debt less intangibles, deferred charges and leasehold improvements. For the purpose hereof, intangibles are assets lacking physical substance;

"Thomas Equipment Receivables" means accounts receivable of the Borrowers owed by Thomas Equipment 2004 Inc. meeting normal trade terms excluding (i) the entire amount of accounts, any portion of which is outstanding more than 90 days after billing date, provided that the under 90 day portion may be included where the over 90 day portion is less than 10% of the amount of accounts, (ii) accounts subject to any security interest or other encumbrance ranking or capable of ranking in priority to the Bank's security and (iii) the amount of all holdbacks, contra accounts or rights of set-off on the part of Thomas Equipment 2004 Inc.;

"Total Liabilities" means all liabilities, exclusive of deferred tax liabilities and Postponed Debt;

"Unencumbered Inventory" means inventory of the Borrowers which is not subject to any security interest or other encumbrance or any other right or claim which ranks or is capable of ranking in priority to the Bank's security including, without limitation, rights of unpaid suppliers under the Bankruptcy and Insolvency Act, Canada, to repossess inventory within 30 days after delivery;

"US" means United States of America.

Schedule "B" to the agreement dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada, as the Bank.

                               NOTICE REQUIREMENTS

Notice Requirements for other than Libor Loans:

============================================================ =========================================================
                          Amount                                                   Prior Notice
============================================================ =========================================================
Under $10,000,000, Canadian or US currency                   By 10:00 a.m. on the day of Borrowing
$10,000,000 up to but not including $25,000,000, Canadian    By 10:00 a.m. 1 Business Day prior to the day of
or US currency                                               Borrowing
$25,000,000 up to but not including $50,000,000, Canadian    By 10:00 a.m. 2 Business Days prior to the day of
or US currency                                               Borrowing
============================================================ =========================================================

Notice Requirements for Libor Loans:

============================================================ =========================================================
                          Amount                                                   Prior Notice
============================================================ =========================================================
Under $10,000,000 in US currency and up to 1 year rollovers  by 10:00 a.m. on the Interest Determination Date
$10,000,000 up to but not including $50,000,000 in US        by 10:00 a.m. 1 Business Day prior to the Interest
currency and up to 1 year rollovers                          Determination Date

============================================================ =========================================================

Schedule "C" to the agreement dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers and Royal Bank of Canada, as the Bank.

                              BORROWING CONDITIONS

Borrowings made otherwise than by way of RBP Loans or RBUSBR Loans will be subject to the following terms and conditions:

      BAs:

      (a) BAs shall be issued and mature on a Business Day and shall be issued in minimum face amounts of $500,000 or such larger amount as is a whole multiple of $100,000 for terms of not less than 30 and not more than 180 days;

      (b) the Bank may, in its sole discretion, refuse to accept Pneutech's drafts or limit the amount of any BA issue at any time;

      (c) notwithstanding any other provision of this agreement, the Borrowers shall indemnify the Bank against any loss, cost or expense incurred by the Bank if any BA is repaid, prepaid, converted or cancelled other than on the maturity date of such BA;

      (d) any BA issued under a term facility must have a maturity on or before the maturity date of the term facility, unless otherwise agreed by the Bank; and

      (e) prior to the issue of any BA Pneutech shall execute the Bank's standard form of undertaking and agreement in respect of BAs. If there is any inconsistency at any time between the terms of this agreement and the terms of the Bank's standard form of undertaking and agreement, the terms of this agreement shall govern.

      LCs or LGs:

      (a) each LC and LG shall expire on a Business Day and shall have a term of not more than 365 days;

      (b) at least 2 Business Days prior to the issue of an LC or LG, Pneutech shall execute a duly authorized application with respect to such LC or LG and each LC and LG shall be governed by the terms and conditions of the relevant application for such contract;

      (c) an LC or LG may not be revoked prior to its expiry date unless the consent of the beneficiary of the LC or LG has been obtained;

      (d) any LC or LG issued under a term facility must have an expiry date on or before the maturity date of the term facility, unless otherwise agreed to by the Bank; and

      (e) if there is any inconsistency at any time between the terms of this agreement and the terms of the application for LC or LG, the terms of the application for LC or LG shall govern.

                                       2
--------------------------------------------------------------------------------

      Libor Loans:

      (a) Libor Loans shall be issued and mature on a Business Day and shall be made in minimum amounts of $1,000,000 in US currency for terms of not less than 30 days and not more than 360 days;

      (b) if Pneutech fails to select and to notify the Bank of the Libor Interest Period applicable to any Libor Loan, Pneutech shall be deemed to have selected a 3 month Libor Interest Period;

      (c) if the Bank so requests Pneutech shall enter into a Hedge Contract to hedge the principal and interest of each Libor Loan against the risk of currency and exchange rate fluctuations. "Hedge Contract" means any rate swap, rate cap, rate floor, rate collar, currency exchange transaction, forward rate agreement or other exchange, hedging or rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transaction now existing or hereafter entered into between Pneutech and the Bank;

      (d) the Borrowers shall indemnify and hold the Bank harmless against any loss, cost or expense (including without limitation, any loss incurred by the Bank in liquidating or redeploying deposits acquired to fund or maintain any Libor Loan) incurred by the Bank as a result of:

            (i) repayments, prepayments, conversions, rollovers or cancellations of a Libor Loan other than on the last day of the Libor Interest Period applicable to such Libor Loan, or

            (ii) failure to draw down a Libor Loan on the first day of the Libor Interest Period selected by Pneutech; and

      (e) if the Bank determines, which determination is final, conclusive and binding upon Pneutech, that:

            (i) adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan,

            (ii) the making or the continuance of a Libor Loan has become impracticable by reason of circumstances which materially and adversely affect the London Interbank Market,

            (iii) deposits in US currency are not available to the Bank in the
                  London Interbank Market in sufficient amounts in the ordinary course of business for the applicable Libor Interest Period to make or maintain a Libor Loan during such Libor Interest Period, or

            (iv) the cost to the Bank of making or maintaining a Libor Loan does not accurately reflect the effective cost to the Bank

                                       3
--------------------------------------------------------------------------------

                  thereof or the costs to the Bank are increased or the income receivable by the Bank is reduced in respect of a Libor Loan,

            then the Bank shall promptly notify Pneutech of such determination and Pneutech shall, prior to the next Interest Determination Date, notify the Bank as to the basis of Borrowing it has selected in substitution for such Libor Loan. If Pneutech does not so notify the Bank, such Libor Loan will automatically be converted into an RBUSBR Loan on the expiry of the then current Libor Interest Period.

Schedule "D" to the agreement dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada, as the Bank.

                           BORROWING LIMIT CERTIFICATE

I, ___________________________________, the ______________________ of Pneutech
Inc. (the "Borrower") hereby certify as of month ending _____________________:

1. I am familiar with and have examined the provisions of the letter agreement (the "Agreement") dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada (the "Bank"), as the Bank, and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrowers. Terms defined in the Agreement have the same meanings where used in this certificate.

2.    The Borrowing Limit is $______________, calculated as follows:

total accounts receivable of the Borrowers owing by Domestic Countries Persons, excluding $ accounts owing by Thomas Equipment 2004 Inc.

Less:   (a)  Domestic Countries Persons accounts, any portion of which exceeds 90 days       ($__________________)

        (b)  Camoplast Inc. accounts, any portion of which exceeds 140 days                  ($__________________)

        (c)  Domestic Countries Persons accounts due from affiliates                         ($__________________)

        (d)  "Under 90 days" Domestic Countries Persons accounts where collection is suspect ($__________________)

        (e)  Domestic Countries Persons accounts subject to prior encumbrances               ($__________________)

        (f)  Holdbacks, contra-accounts or rights of set-off                                 ($__________________)

        (g)  other ineligible Domestic Countries Persons accounts                            ($__________________)

Plus:

        (h)  Under 90 day portion where the over 90 day portion included                     ($__________________)
             in (a) above is less than 10% of the amount of accounts

Good Domestic Accounts Receivable                                                            A $ ________________

marginable Good Domestic Accounts Receivable at 75% of A                                     B $ ________________

total accounts receivable of the Borrowers owing by Thomas Equipment 2004 Inc.               $ __________________

                                       2
--------------------------------------------------------------------------------

Less:        (a)      accounts, any portion of which exceeds 90 days                           ($__________________)

             (b)      accounts subject to prior encumbrances                                   ($__________________)

             (c)      holdbacks, contra-accounts or rights of set-off                          ($__________________)

Plus         (d)      Under 90 day portion where the over 90 day portion included in (a)       $ ___________________
                      above is less than 10% of the amount of accounts


Thomas Equipment Receivables                                                                   C $ _________________

marginable Thomas Equipment Receivable at 75% of C                                             D $ _________________

total inventory (valued at lesser of cost or net realizable value)                             $ ___________________

Less:        (a)      inventory subject to prior encumbrances                                  ($__________________)

             (b)      inventory subject to 30 day supplier payables                            ($__________________)

             (c)      other non-qualifying inventory                                           ($__________________)

Unencumbered Inventory                                                                         E $__________________

marginable inventory at 50% of E                                                               F $__________________

Less:        Potential Prior-Ranking Claims                        G ($__________________)

Borrowing Limit (B + D + F - G)                                                                $_____________

Less:        Facility (1) Borrowings (including LCs and LGs)       ($__________________)

Margin Surplus (Deficit)                                                                       $_____________

3.    Annexed hereto are the following reports in respect of the Borrowers:

      (a)   aged list of accounts receivable,

      (b)   status of inventory,

      (c)   listing of Potential Prior-Ranking Claims,

      (d) listing of supplier payables having 30 day repossession rights over inventory.

4. The reports and information provided herewith are accurate and complete in all respects and all amounts certified as Potential Prior-Ranking Claims are current amounts owing and not in arrears.

Dated this                   day of                      , 20___.

Per: ___________________________________
Name:_________________________________
Title:__________________________________

Schedule "E" to the agreement dated June 10, 2005, between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada, as the Bank.

                             COMPLIANCE CERTIFICATE

I, ___________________________________, the ____________________ of Pneutech
Inc. (the "Borrower") hereby certify as of fiscal quarter ending
_____________________:

1. I am familiar with and have examined the provisions of the letter agreement (the "Agreement") dated June 10, 2005 between Pneutech Inc., Rousseau Controls Inc. and Hydramen Fluid Power Limited, as Borrowers, and Royal Bank of Canada (the "Bank"), as the Bank, and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrowers. Terms defined in the Agreement have the same meanings when used in this certificate.

2. The representations and warranties contained in the Agreement are true and correct.

3. No event or circumstance has occurred which constitutes or which, with the giving of notice, lapse of time, or both, would constitute an Event of Default under the Agreement and there is no reason to believe that during the next fiscal quarter of the Borrowers, any such event or circumstance will occur.

4. Funded Debt to EBITDA is ______:1, being not greater than the maximum ratio of 4.0:1.

5. The ratio of Total Liabilities to Tangible Net Worth is ______:1 being not greater than the maximum ratio of 2.5:1.

6. The detailed calculations of the foregoing ratios and covenants is set forth in the addendum annexed hereto and are true and correct in all respects.

Dated this                          day of                  , 20____.

Per: _________________________________
Name:________________________________
Title:_________________________________

                             FEF CONTRACTS SCHEDULE

FEF Contract Definitions

"Foreign Exchange Forward Contract" or "FEF Contract" means a currency exchange transaction or agreement or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and the Bank;

Conditions Applicable to FEF Contracts

At the request of any Borrower, the Bank may agree to enter into FEF Contracts with such Borrower from time to time. The Borrowers acknowledge that the Bank makes no formal commitment herein to enter into any FEF Contract and the Bank may, at any time and at all times, in its sole and absolute discretion, accept or reject any request by any Borrower to enter into a FEF Contract. If the Bank does enter into a FEF Contract with any Borrower, it will do so subject to the following:

      (a) the Borrower shall promptly issue or countersign and return a confirmation or acknowledgement of the terms of each such FEF Contract as required by the Bank;

      (b) the Borrower shall, if required by the Bank, promptly enter into a Foreign Exchange and Options Master Agreement or such other agreement in form and substance satisfactory to the Bank to govern the FEF Contract(s);

      (c) in the event of demand for payment under the agreement of which this schedule forms a part, the Bank may terminate all or any FEF Contracts. If the agreement governing any FEF Contract does not contain provisions governing termination, any such termination shall be effected in accordance with customary market practice. The Bank's determination of amounts owing under any terminated FEF Contract shall be conclusive in the absence of manifest error. The Bank shall apply any amount owing by the Bank to the Borrower on termination of any FEF Contract against the Borrower's obligations to the Bank under the agreement and any amount owing to the Bank by the Borrower on such termination shall be added to the Borrower's obligations to the Bank under the agreement and secured by the Bank's security;

      (d) the Borrower shall pay all required fees in connection with any FEF Contracts and indemnify and hold the Bank harmless against any loss, cost or expense incurred by the Bank in relation to any FEF Contract, including without limitation, the costs of terminating or cancelling any FEF Contract;

      (e) any rights of the Bank herein in respect of any FEF Contract are in addition to and not in limitation of or substitution for any rights of the Bank under any agreement governing such FEF Contract. In the event that there is any inconsistency at any time between the terms hereof and any agreement governing such FEF Contract, the terms of such agreement shall prevail; and

                                       2
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      (f)   in addition to any security which may be held at any time in respect of any FEF Contract, upon request by the Bank from time to time, the Borrower will deliver to the Bank such security as is acceptable to the Bank as continuing collateral security for the Borrower's obligations to the Bank in respect of FEF Contracts.